Exhibit 10.2

NEW WARRANT AGREEMENT

THIS NEW WARRANT AGREEMENT (this “Agreement”), dated as of [●], 2023, is made and entered into between Flexjet, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (in such capacity, the “Warrant Agent”).

Certain terms used herein are defined in Section 8.10, if not defined elsewhere herein.

RECITALS

WHEREAS, the warrants issued hereunder are referred to herein as the “Warrants,” and will be initially issued to Directional and Sponsor as specified in the BCA and the Exchange Agreement. In each case, the Warrants will be issued in two Tranches;

WHEREAS, the Company wants to provide for (i) the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants and (ii) certain other matters; and

WHEREAS, all acts and things have been done and performed that are necessary (i) to make the Warrants, as provided herein, the valid, binding and legal obligations of the Company (subject, in the case of Physical Warrant Certificates (as defined below), if Physical Warrant Certificates are issued, to their being executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent) and (ii) to authorize the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.               Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in relation to the Warrants in accordance with the terms and conditions of this Agreement. The Warrant Agent hereby accepts such appointment and agrees to perform as such agent in accordance with the terms and conditions set forth in this Agreement.

2.               Warrants.

2.1            Definition of “Common Stock”; Initial Issuance of Warrants; Certain Terms of the Warrants.

(a)             “Common Stock” means initially the shares of common stock, par value $0.0001 per share, of the Company, until other securities become Common Stock pursuant to this Agreement. As the context requires, the term means the securities of that class or the securities deliverable upon exercise of the Warrants.

(b)             Each Warrant shall entitle the holder thereof, upon the exercise thereof pursuant to this Agreement, to delivery of Common Stock, upon the terms and subject to the conditions of this Agreement.

(c)             As contemplated by the BCA and Exchange Agreement, at or about the Company Merger Effective Time (as defined in the BCA), the Warrants shall be initially issued in two tranches (“Tranches”), consisting of “Tranche 1” and “Tranche 2”. The two Tranches shall be identical, except as to Exercise Price (as defined below), as provided in Section 2.1(e).

(d)             Warrants of each Tranche shall be initially issued as follows (expressed as the number of shares of Common Stock initially deliverable upon exercise of such Warrants) to the following holders:

Holder/Total	Tranche 1	Tranche 2	Total
Directional	10,000,000	10,000,000	20,000,000
Sponsor	10,000,000	10,000,000	20,000,000
Total	20,000,000	20,000,000	40,000,000

Each number of shares of Common Stock set forth above is subject to adjustment pursuant to this Agreement.

(e)             The exercise price of the Warrants per Warrant Share (the “Exercise Price”) shall be:

•	For Tranche 1: $10.00.

•	For Tranche 2: $15.00.

Each such Exercise Price is subject to adjustment pursuant to this Agreement.

(f)              The period during which the Warrants can be exercised (the “Exercise Period”) shall begin on the date hereof and end at 5:00 p.m. New York City time on the 10th anniversary of the date of the Company Merger Effective Time, or, if such anniversary date is not a Business Day, on the next Business Day.

(g)             No Warrant shall be redeemable at the option of the Company or the holder thereof or otherwise.

2.2            Form of Warrant. Each Warrant shall initially be issued in book-entry form only. Physical certificates representing the Warrants (“Physical Warrant Certificates”) shall be issued only as provided in Section 2.4.2.

2.3            Effect of Countersignature on Physical Warrant Certificates. If a Physical Warrant Certificate is issued, unless and until it is countersigned by the Warrant Agent pursuant to this Agreement, it shall be invalid and of no effect and may not be exercised by the holder thereof.

2.4            Registration.

2.4.1       Warrant Register; Issuance and Registration of Warrants.

(a)             The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance, exercise and transfer of the Warrants. The Warrant Register shall also reflect any notations as to restrictions on transfer that may be applicable to any Warrant.

(b)             Upon the initial issuance of the Warrants in book-entry form, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

(c)             Section 2.4.1(d), and all other provisions herein relating to the Depositary and any Participant (each as defined in Section 2.4.1(d)), shall apply only if the Warrants are accepted for deposit by the Depositary, which is not expected to happen in any circumstance. Warrants so accepted are referred to herein as “Depositary Warrants”. Warrants in book-entry form that are not Depositary Warrants are referred to herein as “Direct Book-Entry Warrants”.

(d)             Ownership of beneficial interests in the Depositary Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Depositary Warrant in its account, a “Participant”).

(e)             Ownership of beneficial interests in the Direct Book-Entry Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Warrant Agent, including the Warrant Register.

2.4.2       Cessation of Book-Entry Form; Physical Warrant Certificates.

(a)             This Section 2.4.2 shall apply if (i) in the case of Direct Book-Entry Warrants, the Warrant Agent ceases to make its book-entry system available for the Warrants, or (ii) in the case of Depositary Warrants, the Depositary ceases to make its book-entry settlement system available for the Warrants.

(b)             In either case contemplated by Section 2.4.2(a):

(i)              the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement; and

(ii)            the Company shall provide written instructions to the Warrant Agent (in the case of Direct Book-Entry Warrants) or the Depositary (in the case of Depositary Warrants) (A) to cancel the book-entry status of the Warrants, and (B) to deliver Physical Warrant Certificates to the Registered Holders.

(c)             In addition to either case contemplated by Section 2.4.2(a), a Registered Holder of a Warrant in book-entry form shall have the right to request that it be represented, in whole or in part, in physical form. In such case, and to the extent requested, the Company shall provide written instructions to the Warrant Agent (in the case of Direct Book-Entry Warrants) or the Depositary (in the case of Depositary Warrants) (i) to cancel the book-entry status of such Warrant and (ii) to deliver Physical Warrant Certificates to such Registered Holder.

(d)             Physical Warrant Certificates shall be in the form of Exhibit A hereto, properly completed and with such changes as may be acceptable to the Company and the Depositary to reflect administrative ease and custom.

(e)             Physical Warrant Certificates shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or other principal officer of the Company, in each case satisfying such requirements relating to the jurisdiction of organization of the Company as shall be applicable. If the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.4.3       Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder” or the “holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Physical Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.5            Fractional Warrants. The Company shall not issue fractional Warrants.

2.6            Restrictions on Transfer. The Warrants and the Common Stock are subject to the applicable restrictions on transfer set forth in the Stockholders Agreement (as defined in the BCA) and the Bylaws of the Company.

In the case of a Warrant in book-entry form, by notice to the Warrant Agent, the Company may require the Warrant Agent to reflect in the Warrant Register any appropriate notation as to restriction on transfer that may be applicable to such Warrant. By notice to the Warrant Agent, the Company shall require the Warrant Agent to reflect in the Warrant Register the removal of any such notation when any such restriction is no longer applicable to a Warrant. If any holder of any Warrant is affected by any notice given pursuant to either of the preceding sentences, the Company shall concurrently provide a copy of such notice to such holder.

In the case of any Warrant represented by a Physical Warrant Certificate, by notice to the Warrant Agent and the holder, the Company may require the Warrant Agent to include any appropriate legend on such Physical Warrant Certificate to reflect any restrictions on transfer that may be applicable to such Warrant. By notice to the Warrant Agent and the holder, the Company shall promptly cause any such legend to be removed when any such restriction is no longer applicable to such Warrant.

3.               Exercise and Duration of Warrants.

3.1            Exercise in General; Reduction of Exercise Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated in the Warrant Register with respect thereto, at the applicable Exercise Price, subject to the adjustments provided in Section 4 hereof and in the next sentence. The Company in its sole discretion may lower the Exercise Price applicable to the Warrants of a Tranche at any time prior to the end of the Exercise Period (the “Expiration Date”) for a period of not less than 15 Business Days (unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or applicable law). The Company shall provide at least three Business Days’ prior written notice of such reduction to Registered Holders of the Warrants of such Tranche. Any such reduction shall be identical among all the Warrants of such Tranche.

3.2            Duration of Warrants. A Warrant may be exercised only during the Exercise Period. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants of a Tranche by delaying the Expiration Date, in which case (i) the Company shall provide at least 20 days’ prior written notice of any such extension to Registered Holders of the Warrants of such Tranche, and (ii) any such extension shall be identical in duration among all the Warrants of such Tranche.

3.3            Exercise of Warrants.

3.3.1       General. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by taking the following actions:

(a)             If the Warrant is in book-entry form, the holder shall deliver to the Warrant Agent acting on behalf of the Company, at its corporate trust department, such exercise documentation as shall be required by the then-current procedures of the Warrant Agent and, in the case of a Depositary Warrant, the Depositary.

(b)             If the Warrant is represented by a Physical Warrant Certificate, the Registered Holder shall deliver to the Warrant Agent, acting on behalf of the Company, at its corporate trust department, (A) such Physical Warrant Certificate, (B) an election to purchase (an “Election to Purchase”) in the form specified in the Physical Warrant Certificate or otherwise acceptable to the Warrant Agent, properly completed and signed, and (C) such other exercise documentation as shall be required by the then-current procedures of the Warrant Agent.

(c)             The Registered Holder shall pay or cause to be paid in full the Exercise Price for each Warrant Share as to which the Warrant is exercised, as required by Section 3.3.2, except to the extent that Cashless Basis Exercise (as defined below) applies pursuant to Section 3.3.3.

3.3.2       Payment of Exercise Price. Except to the extent that Cashless Basis Exercise applies pursuant to Section 3.3.3, the holder shall pay or cause to be paid in full the Exercise Price per Warrant as to which an exercise relates in lawful money of the United States, by good certified check or good bank draft payable to the order of the Warrant Agent or by wire transfer of immediately available funds to the Warrant Agent. The Warrant Agent shall cause the amount of any such payment made to it to be credited to a bank account in the name of the Company or its designee as designated by the Company. Following the issuance of such Common Stock, the Warrant Agent shall cause evidence of the related exercise of the Warrants to be delivered to the Company, and the Company shall take all steps necessary and advisable to register the Common Stock in the competent commercial register according to applicable law and the Company’s organization documents.

3.3.3       Cashless Basis Exercise. The holder of a Warrant shall have the right to exercise such Warrant on a cashless basis (“Cashless Basis Exercise”), as follows: If the holder of a Warrant elects Cashless Basis Exercise with respect to the exercise of such Warrant, the holder shall surrender such Warrant without payment of any cash Exercise Price, and the number of shares of Common Stock deliverable upon such exercise shall equal:

WS * (EMV / MV)

where:

EMV =	the greater of (x) $0 and (y) (MV – EP)

MV =	the average last reported sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which notice of exercise of such Warrant is given to the Warrant Agent

EP =	the Exercise Price of such Warrant

WS =	the full number of shares of Common Stock deliverable upon exercise of such Warrant (on a hypothetical full cash exercise basis)

3.3.4       Issuance of Common Stock on Exercise; Common Stock Register. As soon as practicable, but in any event within five Business Days, after the exercise of any Warrant and the clearing of the funds in payment of the Exercise Price (except to the extent of Cashless Basis Exercise), the Company shall issue to the Registered Holder of such Warrant:

(a)             a book-entry position or Physical Warrant Certificate, as applicable, for the number of shares of Common Stock to which such Registered Holder is entitled, registered in such name or names as may be directed by such Registered Holder on the register of holders of Common Stock or a similar register maintained by or on behalf of the Company (the “Common Stock Register”); and

(b)             if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock as to which such Warrant shall not have been exercised.

(c)             A Registered Holder of Warrants may exercise its Warrants only for a whole number of shares of Common Stock. If, by reason of any exercise of Warrants on a Cashless Basis Exercise, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Warrant Share, the Company shall round down, to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

3.3.5       Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid, and, if relevant to the jurisdiction of organization, nonassessable.

3.3.6       Date of Issuance of Common Stock. Each person in whose name any book-entry position or certificate, as applicable, for Common Stock is issued and who is registered in the Common Stock Register shall for all purposes be deemed to have become the holder of record of such Common Stock on:

(a)             the date on which the Common Stock was issued or

(b)             to the extent not prohibited by applicable law, the earlier date (the “relevant date”) on which the book-entry position or Physical Warrant Certificate representing such Warrant was delivered and payment of the Exercise Price or relevant portion thereof was made, except that, if such relevant date is not a Business Day or is a day on which the Warrant Share Register or such book-entry system, as applicable, is closed, the relevant date instead shall be the next Business Day on which it is open.

4.               Adjustments.

4.1            Share Capitalizations.

4.1.1       Share Dividends, Sub-Divisions, Etc. Subject to Section 4.4, if, after the date hereof, the number of issued and outstanding shares of Common Stock is increased by a capitalization or share dividend of Common Stock (including Common Stock held in treasury), or by a sub-division of Common Stock or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding Common Stock.

A rights offering to all holders of Common Stock entitling holders to purchase Common Stock at a price less than the Historical Fair Market Value (as defined below) shall be deemed a capitalization of a number of shares of Common Stock equal to the product of:

(i)              the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) multiplied by

(ii)            the result of (A) 1 minus (B) the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Historical Fair Market Value.

For purposes of this Section 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of the Common Stock during the 10 trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

No Common Stock shall be issued at less than their par value. The Company shall not take any action that would result in any such issuance.

4.1.2       Extraordinary Dividends. If, at any time while the Warrants are outstanding and unexpired, the Company pays an Extraordinary Dividend (as defined below), the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors, in good faith) of other assets paid on each Warrant Share in respect of such Extraordinary Dividend.

“Extraordinary Dividend” means a dividend or distribution to all or substantially all of the holders of Common Stock or a dividend or distribution in cash, securities or other assets on account of such Common Stock (or other shares into which the Warrants are convertible), other than:

(a)             as described in Section 4.1.1; and

(b)             Ordinary Cash Dividends (as defined below).

“Ordinary Cash Dividend” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of shares of Common Stock issuable on exercise of each Warrant). For any dividends in a currency other than U.S. dollars, the U.S. dollar equivalent shall be determined by the Company by reference to spot values at or about the time of declaration of the dividend, as determined in good faith by the Company.

4.2            Aggregation of Shares. Subject to Section 4.4, if, after the date hereof, the number of issued and outstanding Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding Common Stock.

4.3            Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted pursuant to Section 4.1.1 or 4.2, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4            Replacement of Securities upon Reorganization, etc. Any of the following shall be a “Specified Transaction”:

(a)             any reclassification or reorganization of the issued and outstanding Common Stock (other than a change covered by Section 4.1 or 4.2 or that solely affects the par value of such Common Stock or any other event in which the Common Stock are converted into or exchanged for or become any other security);

(b)             any merger or consolidation of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Common Stock); or

(c)             any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety.

In the case of any Specified Transaction, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or stock or other securities or property (including cash) receivable as a consequence of such Specified Transaction, or upon a dissolution following any Specified Transaction, that the holder of Warrants would have received if such holder had exercised such Warrants immediately prior to such Specified Transaction (the “Alternative Issuance”), subject to the following two exceptions:

First exception:

(i)              if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such Specified Transaction, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such Specified Event that affirmatively make such election; and

(ii)            if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Common Stock or more than 50% of the combined voting power of the common or ordinary equity of the Company, the holder of a Warrant shall be entitled to receive, as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer and accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4.

Second exception (which shall operate cumulatively with the first exception): If less than 70% of the consideration receivable by the holders of the Common Stock in the Specified Transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such Specified Transaction, and if the Registered Holder properly exercises the Warrant within 30 days following the public disclosure of the consummation of such Specified Transaction by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Exercise Price shall be reduced by an amount (in dollars) equal to the difference of

(i)	the Exercise Price in effect prior to such reduction minus

(ii)	the result (but not less than zero) of (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below).

“Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable Specified Transaction based on the Black-Scholes Warrant Model for an Uncapped American Call on Bloomberg Financial Markets (assuming zero dividends) (“Bloomberg”). For purposes of calculating such amount, (i) the price of each Warrant Share shall be the volume weighted average price of the Common Stock during the 10 trading day period ending on the trading day prior to the effective date of the applicable event, (ii) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg1 (or any successor function reasonably chosen by the Company) determined as of the trading day immediately prior to the day of the announcement of the applicable event and (iii) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant.

“Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the Common Stock during the 10 trading day period ending on the trading day prior to the effective date of the applicable Specified Transaction.

If any transaction also results in a change in Common Stock covered by Section 4.1.1, then such adjustment shall be made pursuant to Section 4.1.1 or Sections 4.2, 4.3 and this Section 4.4.

1 Bloomberg screen reference to be confirmed.

If any Specified Transaction results in the holders of Common Stock receiving shares of stock or, if applicable, other securities issued by an entity that is neither the Company nor the surviving entity that becomes obligated hereunder and under the Warrants as a matter of law, appropriate provision shall be made for the express assumption by such issuer of the Company’s obligations hereunder and under the Warrants.

In the case of any Specified Transaction, appropriate provision shall be made with respect to the rights and interests of each holder of Warrants to the end that the provisions hereof (including without limitation provision for adjustment of the Exercise Price and the number of shares of Common Stock deliverable upon exercise thereof) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock or, if applicable, other securities thereafter deliverable upon the exercise thereof.

This Section 4.4 shall similarly apply to successive Specified Transactions.

In no event shall the Exercise Price be reduced to less than the par value per share issuable upon exercise of such Warrant.

4.5            Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6            No Fractional Shares or Cash. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4 or Section 3.1, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder. In no event will the Company be required to pay cash to the holder of any Warrant by reason of the exercise of such Warrant.

4.7            Form of Warrant After Adjustments. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4 or Section 3.1, and Warrants issued after such adjustment may state the same Exercise Price (as to each Tranche) and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement.

5.               Transfer and Exchange of Warrants.

5.1            Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender (in the case of a Physical Warrant Certificate) of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants of the same Tranche shall be issued, and the old Warrant shall be cancelled by the Warrant Agent. Physical Warrant Certificates for cancelled Warrants shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2            Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, as applicable, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants of the same Tranche as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants of such Tranche.

5.3            Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange that shall result in the issuance of a warrant certificate or book-entry position for a fraction of a Warrant.

5.4            Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5            Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.               Other Provisions Relating to Rights of Holders of Warrants and the Company.

6.1            No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

6.2            Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3            Reservation of Warrant Shares. The Company shall at all times reserve and keep available a number of authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement and the issuance of the applicable number of shares of Common Stock. If necessary to effect the foregoing, the Company shall cause a meeting of stockholders to occur to approve such actions as shall be necessary.

6.4            Registration Rights Agreement. The Company shall comply with its obligations under the Registration Rights Agreement.

6.5            Payment of Taxes. The Company shall from time to time promptly pay or cause to be paid (i) all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or exercise of any Warrant or the issuance of any Common Stock and (ii) any stamp duties and similar charges in respect of such issuance or exercise; however, the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Stock.

Except as the Company may otherwise agree, each Registered Holder shall pay or cause to be paid any and all taxes that may be imposed on such Registered Holder in connection with the issuance or exercise of any Warrant or the issuance of any Common Stock.

6.6            Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.               Concerning the Warrant Agent.

7.1            Resignation, Consolidation, or Merger of Warrant Agent.

7.1.1       Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit proof of ownership of a Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

7.1.2       Notice of Successor Warrant Agent. If a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.1.3       Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.2            Fees and Expenses of Warrant Agent.

7.2.1       Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3            Liability of Warrant Agent.

7.3.1       Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, the President, the Chief Financial Officer, Chief Operating Officer, the General Counsel, the Secretary or the Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.3.2       Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, fraud or bad faith.

7.3.3       Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under Section 4 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock shall, when issued, be validly issued, fully paid and, if relevant to the jurisdiction of organization, nonassessable.

7.4            Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Common Stock through the exercise of the Warrants.

8.               Miscellaneous Provisions.

8.1            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2            Notices. Any notice, statement or demand authorized by this Agreement to be given or made to any party or to any Registered Holder (a “notice”) shall be in writing and shall be delivered personally, sent by registered, certified or express mail (postage prepaid) or overnight courier service (postage prepaid) or sent by email, in each case as set forth below. A notice shall be deemed given when received.

If to the Company, to it at:

Flexjet, Inc.
Cuyahoga County Airport

26180 Curtiss Wright Parkway

Cleveland, OH 44143
Attention: Kenneth C. Ricci

With copies (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attention: Joel Rubinstein; Daniel Nussen
Email: joel.rubinstein@whitecase.com; daniel.nussen@whitecase.com;

If to the Warrant Agent, to it at:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

If to a Registered Holder, to it at:

Its address for notices in the Warrant Register

Any party may change the address to which notices are to be delivered by giving the other party and the Registered Holders notice in the manner set forth above.

8.3            Applicable Law and Exclusive Forum. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York. Subject to applicable law, the Company agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 8.3. If any action, the subject matter of which is within the scope of the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any Warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

8.4            Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.5            Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the principal office of the Warrant Agent in the United States of America, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit proof of ownership of a Warrant for inspection by the Warrant Agent.

8.6            Counterparts. This Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7            Effect of Headings. The section headings herein are for convenience only, are not part of this Agreement and shall not affect the interpretation thereof.

8.8            Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of (i) curing any ambiguity or to correct any mistake or defective provision contained herein or (ii) adding or changing any provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable, subject, in the case of both clauses (i) and (ii), that such amendment shall not adversely affect the rights of any Registered Holder under this Agreement. All other amendments or other modifications shall require the vote or written consent of the Registered Holders of at least 60% of the then-outstanding Warrants and, solely with respect to any amendment or other modification to the terms of the Warrants of only one Tranche, at least 60% of the then-outstanding Warrants of such Tranche. Notwithstanding the foregoing, the Company may lower the Exercise Price or extend the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

8.9            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10         Certain Defined Terms. As used herein, the following terms have the following meanings:

“Agreement” has the meaning specified in the first paragraph hereof.

“Alternative Issuance” has the meaning specified in Section 4.4.

“BCA” means the Business Combination Agreement, dated as of October 11, 2022, among Horizon Acquisition Corporation II, a Cayman Islands exempted company, OTH Merger Sub 1, a Delaware limited liability company, the Company, Flexjet Sub LLC, a Delaware limited liability company, and Epic Aero, Inc., a Delaware corporation.

“Black-Scholes Warrant Value” has the meaning specified in Section 4.4.

“Bloomberg” has the meaning specified in Section 4.4.

“Business Day” means any day other than (i) Saturday or Sunday or (ii) any day on which banks are required or permitted not to be generally open for business in New York City, the city of the Warrant Agent’s principal corporate trust office, the Company’s principal office or the place of the registered office of the Company.

“Cashless Basis Exercise” has the meaning specified in Section 3.3.3.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning specified in Section 2.1(a).

“Common Stock Register” has the meaning specified in Section 3.3.4.

“Company” has the meaning specified in the first paragraph hereof.

“Company Merger Effective Time” has the meaning specified in the BCA.

“Depositary” has the meaning specified in Section 2.4.1.

“Depositary Warrants” has the meaning specified in Section 2.4.1.

“Direct Book-Entry Warrants” has the meaning specified in Section 2.4.1.

“Directional” means Directional Capital, LLC, a Delaware limited liability company.

“Election to Purchase” has the meaning specified in Section 3.3.1.

“enforcement action” has the meaning specified in Section 8.3.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Exchange Agreement” has the meaning specified in the BCA.

“Exercise Period” has the meaning specified in Section 2.1(f).

“Exercise Price” has the meaning specified in Section 2.1(e).

“Expiration Date” has the meaning specified in Section 3.1.

“Extraordinary Dividend” has the meaning specified in Section 4.1.2.

“foreign action” has the meaning specified in Section 8.3.

“Historical Fair Market Value” has the meaning specified in Section 4.1.1.

“holder” has the meaning specified in Section 2.4.3.

“Ordinary Cash Dividend” has the meaning specified in Section 4.1.2.

“Participant” has the meaning specified in Section 2.4.1.

“Per Share Consideration” has the meaning specified in Section 4.4.

“person” means any individual or any partnership, corporation, company, firm, limited liability company, association, estate, trust, business trust, joint venture, governmental authority, fund, investment account or other entity.

“Physical Warrant Certificates” has the meaning specified in Section 2.2.

“Registered Holder” has the meaning specified in Section 2.4.3.

“Registration Rights Agreement” has the meaning specified in the BCA.

“relevant date” has the meaning specified in Section 3.3.6.

“Specified Transaction” has the meaning specified in Section 4.4.

“Sponsor” means Horizon II Sponsor, LLC, a Delaware limited liability company.

“Stockholders Agreement” has the meaning specified in the BCA.

“Tranche 1” has the meaning specified in Section 2.1(c).

“Tranche 2” has the meaning specified in Section 2.1(c).

“Tranches” has the meaning specified in Section 2.1(c).

“Warrant Agent” has the meaning specified in the first paragraph hereof.

“Warrant Register” has the meaning specified in Section 2.4.1.

“Warrants” has the meaning specified in the Recitals.

8.11         Interpretation. Except as otherwise specified herein or as the context may otherwise require:

(i)	capitalized terms used in this Agreement have the respective meanings assigned to them herein for all purposes of this Agreement;

(ii)	the definitions of terms herein are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms;

(iii)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular portion of it;

(iv)	the word “including” and correlative words shall be deemed to be followed by the phrase “without limitation” unless followed by such phrase or a phrase of similar import;

(v)	the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”) when not used in an “either . . . or” construction;

(vi)	references to a person include references to such person’s successors and assigns (but this clause (vi) shall not permit any assignment of any right hereunder or any delegation of any obligation hereunder that is prohibited or limited hereby);

(vii)	references to an agreement, instrument or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document;

(viii)	references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules;

(ix)	all references herein to “$” or dollars are to United States dollars; and

(x)	references to a “Section” are to a section of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

FLEXJET, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to New Warrant Agreement]

EXHIBIT A
Form of Physical Warrant Certificate

Physical Warrant Certificate

EACH WARRANT REPRESENTED HEREBY SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD REFERRED TO BELOW

Flexjet, Inc.
Incorporated Under the Laws of Delaware

Certificate Number:2

Name of Registered Holder: [●]

Number of Warrants: [●]

Tranche: [1][2]

Date of Issuance: [●]

[CUSIP [●]]3

Reference is made to the New Warrant Agreement dated as of [●], 2023 (as amended and otherwise modified from time to time, the “Warrant Agreement”) between Flexjet, Inc., a Delaware corporation (together with its successors, the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (together with its successors, the “Warrant Agent”). Defined terms used but not defined herein are used as defined in the Warrant Agreement.

This document (this “Certificate”) is a Physical Warrant Certificate issued under the Warrant Agreement.

This Certificate certifies that the Registered Holder specified above, or registered assigns, is the Registered Holder of the number of Warrants specified above, of the Tranche specified above. Each Warrant entitles the holder, upon exercise, to receive shares of Common Stock or other property upon the terms and subject to the conditions set forth in the Warrant Agreement. Such terms and conditions include, among other things, (i) the Exercise Period during which a Warrant may be exercised (and after which it is void), (ii) the Exercise Price applicable to each Tranche and the adjustments thereto, (iii) the number of shares of Common Stock deliverable per Warrant and the adjustments thereto and (iv) the permitted or required means of payment or deemed payment of the Exercise Price.

No Warrant shall be redeemable at the option of the Company or the holder thereof or otherwise.

2 [Note for completing: The number of this Certificate should be such as to permit the ready distinction between the Tranche of Warrants represented by this Certificate. For example, Certificates for Tranche 1 could be numbered 1-1, 1-2, etc., and Certificates for Tranche 2 could be numbered 2-1, 2-2, etc.]

3 [Note for completing: It is not expected that the Warrants of either Tranche will be initially issued with CUSIPs.]

Reference is hereby made to the additional provisions of this Certificate set forth on the reverse hereof. Such provisions shall have the same effect as though fully set forth at this place.

This Certificate shall not be valid unless countersigned by the Warrant Agent. This Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

FLEXJET, INC.

By:
Name:
Title: Authorized Signatory

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT

By:
Name:
Title:

Reverse of Physical Warrant Certificate

The Warrant Agreement is hereby incorporated by reference in and made a part of this Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

The holder of Warrants evidenced by this Certificate may exercise them by surrendering this Certificate, with the form of Election to Purchase herein properly completed and executed, at the principal corporate trust office of the Warrant Agent. The related payment of the applicable Exercise Price as provided in the Warrant Agreement shall be required, except to the extent that a Cashless Basis Exercise is applicable as specified in the Warrant Agreement. If the number of Warrants exercised is fewer than the total number of Warrants evidenced hereby, there shall be issued a new Physical Warrant Certificate evidencing the number of Warrants not exercised.

Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, as applicable, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants of the same Tranche as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants of such Tranche.

The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender (in the case of a Physical Warrant Certificate) of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants of the same Tranche shall be issued, and the old Warrant shall be cancelled by the Warrant Agent.

No service charge shall be made for any exchange or registration of transfer of Warrants.

Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Registered Holder thereof as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Certificate, to receive [●] shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of the Company in the amount of $[●] in accordance with the terms hereof. The undersigned requests that a certificate for such Common Stock be registered in the name of [●], whose address is [●], and that such Common Stock be delivered to [●] whose address is [●]. If this Certificate is exercised in part, the undersigned requests that a new Physical Warrant Certificate representing the unexercised Warrants be registered in the name of [●], whose address is [●], and that such Physical Warrant Certificate be delivered to [●], whose address is [●].

In a Cashless Basis Exercise pursuant to the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with the applicable provisions of the Warrant Agreement

In order to effect a Cashless Basis Exercise, the holder hereof shall include complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Certificate, through the Cashless Basis Exercise provisions of the Warrant Agreement, to receive [●] shares of Common Stock pursuant to a Cashless Basis Exercise.

[Signature Page Follows]

Date: [●], 20[●]

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

IN ADDITION, THE WARRANTS REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT REFERRED TO IN THE WARRANT AGREEMENT REFERRED TO HEREIN AND THE BYLAWS OF THE COMPANY.